Exhibit 99.1

NYSE American Symbol – UEC

Uranium Energy Corp Files Inaugural Regulation S-K 1300 Technical Report

Summary Disclosing Resources for Its Reno Creek, Wyoming, Project

Corpus Christi, TX, February 9, 2022 - Uranium Energy Corp (NYSE American: UEC; “UEC” or the “Company”) is pleased to announce that it has filed a Technical Report Summary (“TRS”) on EDGAR disclosing mineral resources for the Company’s Reno Creek Project located in Campbell County, Wyoming.

Background and highlights:

●	As a U.S. domestic and domiciled company, UEC will now be reporting all mineral resources in accordance with Item 1302 of Regulation S-K (“S-K 1300”);

●

S-K 1300 was adopted by the SEC to modernize mineral property disclosure requirements for mining registrants and in order to more closely align U.S. disclosure requirements for mineral properties with current industry and global regulatory standards; and

●	The mineral resource estimates set forth in the TRS are the same amounts as previously disclosed by the Company in its prior continuous disclosure.

The TRS was prepared under S-K 1300 and was filed on February 8, 2022 with the SEC through EDGAR on Form 8-K and is also available on SEDAR under “Material Document” filed on February 8, 2022. The TRS was prepared on behalf of the Company by WWC Engineering, of Sheridan, Wyoming.

About Reno Creek In-Situ Recovery Project

The Reno Creek Project is fully permitted, and the Company is in possession of the two primary permitting documents required for operation of the Project: the Wyoming Department of Environmental Quality Land Quality Division (“WDEQ LQD”) Permit to Mine; and the WDEQ LQD Uranium Recovery Program Radioactive Materials License. The project is licensed to house an on-site Central Processing Facility, however, with the recent acquisition of Uranium One Americas the Company anticipates significant capital expenditure savings and deep operating synergies by operating Reno Creek as a satellite to the fully built and operational Irigaray Processing Plant which is 45 miles away.

The Reno Creek Project (the “Project”) consists of five resource units: North Reno Creek; Southwest; Moore; Pine Tree; and Bing (the “Resource Areas”). The Project is located in the Pumpkin Buttes Uranium District in Campbell County, Wyoming, in the south-central portion of the Powder River Basin. The Project is located 7.5 miles southwest of Wright, Wyoming. The planned mining method for the Project is by In-Situ Recovery (“ISR”) mining.

UEC operates the Project under its fully owned subsidiary AUC LLC and has executed surface use, access agreements and fee mineral leases with landowners who hold surface and mineral ownership within and outside of the approved ISR Permit to Mine boundary. UEC also holds unpatented Bureau of Land Management lode claims and leases on state land at the Project.

The uranium deposits within the Project area occur in medium to coarse-grained sand facies in the lower portion of the Eocene-age Wasatch Formation. The uranium mineralization occurs as interstitial fillings between and coatings on the sand grains along roll front trends formed at a geochemical interface within the host sandstone aquifers. Sinuous fronts of mineralization occur in up to five sandstone units. Stacking of roll front mineralization occurs at many places throughout the Project, causing resources to occur at different stratigraphic levels in the same area.

Data from 10,151 drill holes that have been drilled by previous uranium exploration companies on, and nearby the five Resource Areas are held by UEC. Data from the drilling, including survey coordinates, collar elevations, depths and grade of uranium intercepts, have been incorporated into UEC’s database.

At this time, no construction of uranium processing or uranium recovery wellfields has taken place at the Project and, for regulatory purposes, the Project is in a pre-construction, standby mode.

Resource Disclosure

The in-place resource was estimated separately for each roll front in each of the Resource Areas. The roll front resources were summed for each unit. The Project contains a measured resource of 12.92 million pounds of U3O8 in place, an indicated resource of 13.07 million pounds of U3O8 in-place and contains 1.49 million pounds of inferred mineral resources in-place (Tables 1-1 and 1-2).

Table 1-1:         Measured and Indicated Mineral Resources

Unit	Tons (millions)	Weighted Average Thickness (feet)	Weighted Average Grade (%U3O8)	Pounds U3O8 (millions)
North Reno Creek
Measured	7.12	14.3	0.042	5.96
Indicated	8.05	11.7	0.036	5.76
Southwest Reno Creek
Measured	4.68	12.9	0.043	3.94
Indicated	4.08	10.4	0.038	3.08
Moore
Measured	2.32	10.3	0.048	2.20
Indicated	2.31	9.0	0.042	1.92
Bing
Measured	0.30	14.6	0.038	0.23
Indicated	0.71	12.4	0.032	0.45
Pine Tree
Measured	0.57	14.0	0.056	0.63
Indicated	1.83	12.2	0.051	1.87
Reno Creek Project
Measured	14.99	13.2	0.043	12.92
Indicated	16.98	11.1	0.039	13.07
M + I Total	31.99	12.1	0.041	26.01

Notes:
1.         Mineral Resources are not mineral reserves and do not have demonstrated economic viability.
2.         Columns may not add due to rounding.

Table 1-2:         Inferred Mineral Resources

Unit	Tons (millions)	Weighted Average Thickness (feet)	Weighted Average Grade (%U3O8)	Pounds U3O8 (millions)
North Reno Creek
Inferred	1.57	9.7	0.040	1.26
Southwest Reno Creek
Inferred	0.20	0.86	0.033	0.13
Moore
Inferred	0.13	8.0	0.035	0.09
Bing
Inferred	0.00	0.0	0.00	0.00
Pine Tree
Inferred	0.02	6.8	0.040	0.01
Reno Creek Project
Inferred Total	1.92	9.5	0.039	1.49

Notes:
1.         Mineral Resources are not mineral reserves and do not have demonstrated economic viability.
2.         Columns may not add due to rounding.

Summary capital and operating cost estimates are not included with the TRS since the Company is reporting the results of an initial assessment.

Moore, Pine Tree and Bing Resource Areas are not currently part of either of the two key permitted authorizations required to recover uranium.

The technical information in this news release has been reviewed by each of Benjamin J. Schiffer, P.G., of WWC Engineering, a consultant to the Company, and by Clyde L. Yancey, P.G., Vice President-Exploration for the Company, both being Qualified Persons under Item 1302 of Regulation S-K.

About Uranium Energy Corp

Uranium Energy Corp is America’s leading, fastest growing, uranium mining company listed on the NYSE American. UEC is a pure play uranium company and is advancing the next generation of low-cost, environmentally friendly In-Situ Recovery (ISR) mining uranium projects. The Company has two production ready ISR hub and spoke platforms in South Texas and Wyoming, anchored by fully licensed and operational processing capacity at the Hobson and Irigaray plants. UEC also has seven U.S. ISR uranium projects with all of their major permits in place. Additionally, the Company has other diversified holdings of uranium assets, including: (1) one of the largest physical uranium portfolios of U.S. warehoused U3O8; (2) a major equity stake in the only royalty company in the sector, Uranium Royalty Corp.; and (3) a pipeline of resource-stage uranium projects in Arizona, Colorado, New Mexico and Paraguay. The Company’s operations are managed by professionals with a recognized profile for excellence in their industry, a profile based on many decades of hands-on experience in the key facets of uranium exploration, development and mining.

Contact Uranium Energy Corp Investor Relations at:
Toll Free: (866) 748-1030
Fax: (361) 888-5041
E-mail: info@uraniumenergy.com

Stock Exchange Information:
NYSE American: UEC

WKN: AØJDRR
ISN: US916896103

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” as such term is used in applicable United States and Canadian securities laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and should be viewed as “forward-looking statements”. Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of exploration activities, variations in the underlying assumptions associated with the estimation or realization of mineral resources, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. Many of these factors are beyond the Company’s ability to control or predict. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company's filings with the Securities and Exchange Commission. For forward-looking statements in this news release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.